Exhibit 23.1

KPMG LLP

Suite 1400

55 Second Street

San Francisco, CA 94105

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 27, 2025, with respect to the consolidated financial statements of 89bio, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

San Francisco, California

February 27, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.